EXHIBIT 99.1

Sun Healthcare Group, Inc.
Reports 2012 First-quarter Operating Results;
EPS from Continuing Operations of $0.07

Contact: Investor Inquiries (505) 468-2341
Media Inquiries (505) 468-4582

Irvine, Calif. (May 7, 2012)-Sun Healthcare Group, Inc. (NASDAQ GS: SUNH) today announced its operating results for the first quarter ended March 31, 2012.

Highlights of continuing operations:

•
consolidated revenues were $458.5 million for the quarter, down 1.7 percent as compared to the same period in 2011 primarily as a result of the CMS Final Rule for Medicare reimbursement that became effective on Oct. 1, 2011 (the “CMS Final Rule”);

•	consolidated adjusted EBITDAR was $52.3 million for the quarter representing an adjusted EBITDAR margin of 11.4 percent; and

•	earnings per share was $0.07 for the quarter.

Regarding the Company's first-quarter results, William A. Mathies, Sun's chairman and chief executive officer, stated, “I am pleased with the Company's overall EBITDAR and EPS results for the quarter. The reimbursement changes effected by the CMS Final Rule continue to have a significant year-over-year impact on our operations. We also experienced less of the normal seasonal admissions and occupancy strength we expected to see during the winter and, as a result, our overall occupancy and skilled mix was softer than expected. Nevertheless, our ability to progress further through our cost-mitigation and therapy-delivery plans enabled us to achieve results in line with our expectations despite the dual challenges of the CMS Final Rule's impact and external demand drivers. Our results demonstrate our ability to manage through such significant challenges and are a direct function of the dedication of our thousands of caregivers and employees who continue to demonstrate Sun's focus on providing high-quality care for our patients and residents.”
Segment Updates
Revenue in Sun's inpatient services business declined by $8.1 million, or 2.0 percent, from the prior year period to $405.8 million, primarily related to the impact of the CMS Final Rule offset by continued growth in revenues at SolAmor, Sun's hospice business. On a year-over-year basis, inpatient occupancy declined by 50 basis points. Compared to the fourth quarter of 2011, however, occupancy rose by 10 basis points to 87.2 percent and skilled mix rose by 90 basis points to 19.3 percent. Inpatient services adjusted EBITDAR declined by $12.6 million or 16.8 percent from the prior-year quarter to $62.4 million, and adjusted EBITDAR margin declined by 270 basis points to 15.4 percent. The Company's ongoing implementation of its mitigation activities in response to the CMS Final Rule continues to have its expected cost-savings impact.
As previously disclosed, the Company determined to exit certain inpatient operations at the end of 2011 and has, as a result, reclassified the results of nine centers as discontinued operations for the first quarter of 2012 and recast its results for prior periods to reflect this reclassification.

Included in the inpatient services business segment are revenues from SolAmor, which increased $1.0 million or 7.6 percent from $13.9 million in the first quarter of 2011 to $14.9 million in the first quarter of 2012. Virtually all of SolAmor's growth compared to the prior year was same-store, as the Company's Countryside acquisition celebrated its one-year anniversary on Jan. 1, 2012. SolAmor's adjusted EBITDAR was $3.3 million in the quarter, and adjusted EBITDAR margin was 22.5 percent.
SunDance, Sun's rehabilitation therapy services business, reported first-quarter revenues of $64.1 million, adjusted EBITDAR of $4.1 million and an adjusted EBITDAR margin of 6.5 percent, up 150 basis points year over year. Ongoing changes to SunDance's therapy-delivery processes in response to the CMS final rule continue to mitigate the rule's impact.
CareerStaff, Sun's medical staffing services business, reported for the quarter revenues of $22.9 million, adjusted EBITDAR of $1.8 million and adjusted EBITDAR margin of 7.8 percent, up 10 basis points year over year. On a sequential quarter basis, CareerStaff experienced 4.1 percent revenue growth while billable hours increased on both a sequential quarter and year-over-year basis.
Capital Structure and Cash Flow
At March 31, 2012, Sun had $44.8 million in cash and cash equivalents and $89.5 million of long-term debt. During the first quarter, Sun experienced an operating cash outflow of $2.6 million, largely related to timing differences of working capital items between the fourth quarter of 2011 and the first quarter of 2012, and used $10.0 million of cash for capital investments.

Conference Call
As previously announced, investors and the general public are invited to listen to a conference call with Sun's senior management on Tuesday, May 8, 2012, at 9 a.m. Pacific / 12 p.m. Eastern, to discuss the Company's first-quarter operating results for the period ended March 31, 2012.

To listen to the conference, dial (888) 280-4443 and refer to Sun Healthcare Group. A recording of the call will be available from 4 p.m. Eastern on May 8, 2012, through June 7, 2012, by calling (888) 203-1112 and using access code 4645807.

About Sun Healthcare Group, Inc.

Sun Healthcare Group, Inc. (NASDAQ: SUNH) is a healthcare services company, serving principally the senior population, with consolidated annual revenues in excess of $1.9 billion and approximately 28,000 employees in 46 states. Sun's services are provided through its subsidiaries: as of March 31, 2012, SunBridge Healthcare and its subsidiaries' continuing operations include 158 skilled nursing centers, 13 combined skilled nursing, assisted and independent living centers, 10 assisted living centers, two independent living centers and seven mental health centers with an aggregate of 21,414 licensed beds in 23 states; SunDance Rehabilitation provides rehabilitation therapy services to affiliated and non-affiliated centers in 36 states; CareerStaff Unlimited provides medical staffing services in 40 states; and SolAmor Hospice provides hospice services in 11 states. For more information, go to www.sunh.com.

Forward-looking Statements

Statements made in this release that are not historical facts are "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties and are subject to change at any time. These forward-looking statements may include, but are not limited to, statements containing words such as "anticipate," "believe," "plan," "estimate," "expect," "hope," "intend," "may" and similar expressions. Forward-looking statements in this release include all statements regarding the expected continuing effect of the Company's cost-mitigation and therapy-delivery plans to mitigate the impact on the Company's business of the CMS Final Rule. Factors that could cause actual results to differ are identified in filings made by the Company with the Securities and Exchange Commission and encompass changes in Medicare and Medicaid reimbursements, including with respect to the CMS Final Rule, and the Company's ability to mitigate the impact of such changes; the impact that healthcare reform legislation will have on the Company's business; the ability to maintain the occupancy rates and payor mix at the Company's healthcare centers; potential liability for losses not covered by, or in excess of, insurance; the effects of government regulations and investigations; the ability of the Company to collect its accounts receivable on a timely basis; the amount of the Company's indebtedness; covenants in debt agreements and leases that may restrict the Company's activities, including the Company's ability to make acquisitions and incur more indebtedness on favorable terms; the impact of the economic downturn on the business; increasing labor costs and the shortage of qualified healthcare personnel; and the Company's ability to receive increases in reimbursement rates from government payors to cover increased costs. More information on factors that could affect the Company's business and financial results are included in Sun's filings made with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which are available on Sun's web site, www.sunh.com. There may be additional risks of which the Company is presently unaware or that it currently deems immaterial.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond Sun's control. The Company cautions investors that any forward-looking statements made by Sun are not guarantees of future performance and are only made as of the date of this release. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

EBITDA, adjusted EBITDA, adjusted EBITDAR and free cash flow, as used in this press release and in the accompanying tables, which are non-GAAP financial measures, are each reconciled to their respective GAAP-recognized financial measures in the accompanying tables.

# # #

SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

KEY INCOME STATEMENT FIGURES
CONSOLIDATED
(in thousands, except per share data)

	For the	For the
	Three Months Ended	Three Months Ended
	March 31, 2012	March 31, 2011

Revenue	$458,493	$466,307

Center rent expense	36,377	35,692

Depreciation and amortization	8,430	7,449

Interest expense, net	4,411	4,999

Pre-tax income	3,047	16,237

Income tax expense	1,188	6,619

Income from continuing operations	1,859	9,618

Loss from discontinued operations	(1,646)	(1,506)

Net income	$213	$8,112

Diluted earnings per share	$0.01	$0.31

Adjusted EBITDAR	$52,265	$64,513
Margin - Adjusted EBITDAR	11.4%	13.8%

Adjusted EBITDA	$15,888	$28,821
Margin - Adjusted EBITDA	3.5%	6.2%

Pre-tax income from continuing operations	$3,047	$16,237

Income tax expense	$1,188	$6,619

Income from continuing operations	$1,859	$9,618

Diluted earnings per share from continuing operations	$0.07	$0.37

See definitions of Adjusted EBITDA and Adjusted EBITDAR in the table "Reconciliation of Net Income to Adjusted EBITDA and Adjusted EBITDAR."

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SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	March 31, 2012	December 31, 2011
	(unaudited)	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$44,771	$57,908
Restricted cash	14,325	15,706
Accounts receivable, net	206,813	202,229
Prepaid expenses and other assets	28,022	29,075
Assets held for sale	4,537	—
Deferred tax assets	63,993	63,170

Total current assets	362,461	368,088

Property and equipment, net	146,033	148,298
Intangible assets, net	34,630	35,294
Goodwill	34,905	34,496
Restricted cash, non-current	353	353
Deferred tax assets	123,458	123,974
Other assets	42,825	45,163

Total assets	$744,665	$755,666

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$48,836	$55,888
Accrued compensation and benefits	56,494	61,101
Accrued self-insurance obligations, current portion	59,687	57,810
Other accrued liabilities	44,746	43,139
Current portion of long-term debt and capital lease obligations	995	1,017

Total current liabilities	210,758	218,955

Accrued self-insurance obligations, net of current portion	152,921	157,267
Long-term debt and capital lease obligations, net of current portion	88,500	88,768
Unfavorable lease obligations, net	6,492	7,110
Other long-term liabilities	58,454	58,110

Total liabilities	517,125	530,210

Stockholders' equity:
Preferred stock of $.01 par value, authorized 3,333 shares, zero shares were issued and outstanding as of March 31, 2012 and December 31, 2011	—	—
Common stock of $.01 par value, authorized 41,667 shares, 25,272 and 25,146 shares issued and outstanding as of March 31, 2012 and December 31, 2011, respectively	253	251
Additional paid-in capital	728,801	726,861
Accumulated deficit	(500,214)	(500,427)
Accumulated other comprehensive loss, net	(1,300)	(1,229)
	227,540	225,456
Total liabilities and stockholders' equity	$744,665	$755,666

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SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share data)

	For the	For the
	Three Months Ended	Three Months Ended
	March 31, 2012	March 31, 2011
	(unaudited)	(unaudited)

Total net revenues	$458,493	$466,307
Costs and expenses:
Operating salaries and benefits	261,090	262,480
Self-insurance for workers' compensation and general and professional liability insurance	15,317	14,557
Operating administrative costs	12,406	13,067
Other operating costs	96,566	91,135
Center rent expense	36,377	35,692
General and administrative expenses	16,041	15,379
Depreciation and amortization	8,430	7,449
Provision for losses on accounts receivable	4,808	5,176
Interest, net of interest income of $68 and $58, respectively	4,411	4,999
Restructuring costs	—	136
Total costs and expenses	455,446	450,070

Income before income taxes and discontinued operations	3,047	16,237
Income tax expense	1,188	6,619
Income from continuing operations	1,859	9,618

Discontinued operations:
Loss from discontinued operations, net of related taxes	(1,646)	(1,506)
Loss from discontinued operations, net	(1,646)	(1,506)

Net income	$213	$8,112

Basic income / (loss) per common and common equivalent share:
Income from continuing operations	$0.07	$0.37
Loss from discontinued operations, net	(0.06)	(0.05)
Net income	$0.01	$0.32

Diluted income / (loss) per common and common equivalent share:
Income from continuing operations	$0.07	$0.37
Loss from discontinued operations, net	(0.06)	(0.06)
Net income	$0.01	$0.31

Weighted average number of common and common equivalent shares outstanding:
Basic	26,207	25,740
Diluted	26,207	25,838

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SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the	For the
	Three Months Ended	Three Months Ended
	March 31, 2012	March 31, 2011
	(unaudited)	(unaudited)

Cash flows from operating activities:
Net income	$213	$8,112
Adjustments to reconcile net loss to net cash provided by
operating activities, including discontinued operations:
Depreciation and amortization	8,582	7,681
Amortization of favorable and unfavorable lease intangibles	(513)	(484)
Provision for losses on accounts receivable	5,122	5,644
Stock-based compensation expense	2,232	1,449
Deferred taxes	(260)	2,032
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(9,781)	(5,393)
Restricted cash	1,381	(1,946)
Prepaid expenses and other assets	1,752	(249)
Accounts payable	(6,036)	(1,919)
Accrued compensation and benefits	(4,607)	3,438
Accrued self-insurance obligations	(2,469)	(1,342)
Income taxes payable	—	478
Other accrued liabilities	1,531	(731)
Other long-term liabilities	227	(727)
Net cash (used for) provided by operating activities	(2,626)	16,043

Cash flows from investing activities:
Capital expenditures	(9,961)	(8,837)
Acquisitions, net of cash acquired	(260)	—
Net cash used for investing activities	(10,221)	(8,837)

Cash flows from financing activities:
Principal repayments of long-term debt and capital lease obligations	(290)	(2,798)
Net cash used for financing activities	(290)	(2,798)

Net (decrease) increase in cash and cash equivalents	(13,137)	4,408
Cash and cash equivalents at beginning of period	57,908	81,163
Cash and cash equivalents at end of period	$44,771	$85,571

Reconciliation of net cash provided by operating activities to free cash flow:

Net cash (used for) provided by operating activities	$(2,626)	$16,043
Capital expenditures	(9,961)	(8,837)
Free cash flow	$(12,587)	$7,206

Free cash flow is defined as net cash flow provided by operating activities less cash used for capital expenditures.
Free cash flow is used by management to evaluate discretionary cash flow potentially available for principal repayment and other financing activities.

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SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA and ADJUSTED EBITDAR
(in thousands)

	For the	For the
	Three Months Ended	Three Months Ended
	March 31, 2012	March 31, 2011
	(unaudited)	(unaudited)

Total net revenues	$458,493	$466,307

Net income	$213	$8,112

Income from continuing operations	1,859	9,618

Income tax expense	1,188	6,619

Interest, net	4,411	4,999

Depreciation and amortization	8,430	7,449

EBITDA	$15,888	$28,685

Restructuring costs	—	136

Adjusted EBITDA	$15,888	$28,821

Center rent expense	36,377	35,692

Adjusted EBITDAR	$52,265	$64,513

EBITDA is defined as earnings before loss on discontinued operations, income taxes, interest, net, depreciation and amortization. Adjusted EBITDA is defined as EBITDA before restructuring costs. Adjusted EBITDAR is defined as Adjusted EBITDA before center rent expense. Adjusted EBITDA and Adjusted EBITDAR are used by management to evaluate financial performance and resource allocation for each entity within the operating units and for the Company as a whole. Adjusted EBITDA and Adjusted EBITDAR are commonly used as analytical indicators within the healthcare industry and also serve as measures of leverage capacity and debt service ability. Adjusted EBITDA and Adjusted EBITDAR should not be considered as measures of financial performance under generally accepted accounting principles. As the items excluded from Adjusted EBITDA and Adjusted EBITDAR are significant components in understanding and assessing finance performance, Adjusted EBITDA and Adjusted EBITDAR should not be considered in isolation or as alternatives to net income, cash flows generated by or used in operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because Adjusted EBITDA and Adjusted EBITDAR are not measurements determined in accordance with U.S. generally accepted accounting principles and are thus susceptible to varying calculations. Adjusted EBITDA and Adjusted EBITDAR as presented may not be comparable to other similarly titled measures of other companies.

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SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

RECONCILIATION OF INCOME (LOSS) FROM CONTINUING OPERATIONS TO ADJUSTED EBITDA and ADJUSTED EBITDAR
($ in thousands)

For the Three Months Ended March 31, 2012
(unaudited)

	Inpatient Services	Rehabilitation Therapy Services	Medical Staffing Services	Other & Corp Seg	Elimination of Affiliated Revenue	Consolidated

Nonaffiliated revenue	$405,788	$30,629	$22,069	$7	—	$458,493

Affiliated revenue	—	33,464	831	—	(34,295)	—

Total revenue	$405,788	$64,093	$22,900	$7	$(34,295)	$458,493

Income (loss) from continuing operations	$19,349	$3,762	$1,431	$(22,683)	—	$1,859

Income tax expense	—	—	—	1,188	—	1,188

Interest, net	(19)	—	—	4,430	—	4,411

Depreciation and amortization	7,028	251	185	966	—	8,430

EBITDA	$26,358	$4,013	$1,616	$(16,099)	—	$15,888

Restructuring costs	—	—	—	—	—	—

Adjusted EBITDA	$26,358	$4,013	$1,616	$(16,099)	—	$15,888

Center rent expense	36,075	134	168	—	—	36,377

Adjusted EBITDAR	$62,433	$4,147	$1,784	$(16,099)	—	$52,265

Adjusted EBITDA margin	6.5%	6.3%	7.1%			3.5%

Adjusted EBITDAR margin	15.4%	6.5%	7.8%			11.4%

See definitions of EBITDA, Adjusted EBITDA and Adjusted EBITDAR in the table "Reconciliation of Net Income to
Adjusted EBITDA and Adjusted EBITDAR."

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SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

RECONCILIATION OF INCOME (LOSS) FROM CONTINUING OPERATIONS TO ADJUSTED EBITDA and ADJUSTED EBITDAR
($ in thousands)

For the Three Months Ended March 31, 2011
(unaudited)

	Inpatient Services	Rehabilitation Therapy Services	Medical Staffing Services	Other & Corp Seg	Elimination of Affiliated Revenue	Consolidated

Nonaffiliated revenue	$413,888	$30,096	$22,316	$7	—	$466,307

Affiliated revenue	—	32,694	623	—	(33,317)	—

Total revenue	$413,888	$62,790	$22,939	$7	$(33,317)	$466,307

Income (loss) from continuing operations	$33,339	$2,772	$1,399	$(27,892)	—	$9,618

Income tax expense	—	—	—	6,619	—	6,619

Interest, net	(6)	—	1	5,004	—	4,999

Depreciation and amortization	6,206	226	187	830	—	7,449

EBITDA	$39,539	$2,998	$1,587	$(15,439)	—	$28,685

Restructuring costs	136	—	—	—	—	136

Adjusted EBITDA	$39,675	$2,998	$1,587	$(15,439)	—	$28,821

Center rent expense	35,392	127	173	—	—	35,692

Adjusted EBITDAR	$75,067	$3,125	$1,760	$(15,439)	—	$64,513

Adjusted EBITDA margin	9.6%	4.8%	6.9%			6.2%

Adjusted EBITDAR margin	18.1%	5%	7.7%			13.8%

See definitions of EBITDA, Adjusted EBITDA and Adjusted EBITDAR in the table "Reconciliation of Net Income to
Adjusted EBITDA and Adjusted EBITDAR."

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Sun Healthcare Group, Inc. and Subsidiaries
Selected Operating Statistics
Continuing Operations

	For the
	Three Months Ended
	March 31,
	2012		2011
Consolidated Company

Revenues - Non-affiliated (in thousands)
Skilled Nursing and similar facilities	$390,435		$399,554
Hospice	14,903		13,855
Other - Inpatient Services	450		479
Inpatient Services	405,788		413,888

Rehabilitation Therapy Services	30,629		30,096
Medical Staffing Services	22,069		22,316
Other - non-core businesses	7		7
Total	$458,493		$466,307

Revenue Mix - Non-affiliated (in thousands)
Medicare	$136,288	30%	$151,251	32%
Medicaid	186,443	41%	177,645	38%
Private and Other	107,262	23%	109,284	24%
Managed Care / Insurance	23,337	5%	23,009	5%
Veterans	5,163	1%	5,118	1%
Total	$458,493	100%	$466,307	100%

Inpatient Services Stats

Number of centers:	190		190
Number of available beds:	20,779		20,818
Occupancy percent:	87.2%		87.7%

Payor Mix percentage based on patient days:
Medicare - SNF Beds	15.3%		15.8%
Managed care / Ins. - SNF Beds	4%		4.1%
Total SNF skilled mix	19.3%		19.9%

Medicare	14%		14.5%
Medicaid	63.3%		62.2%
Private and Other	17.8%		18.2%
Managed Care / Insurance	3.7%		3.8%
Veterans	1.2%		1.3%

Revenue Mix percent of revenues:
Medicare - SNF Beds	31.6%		34.9%
Managed care / Ins. - SNF Beds	6.1%		5.9%
Total SNF skilled mix	37.7%		40.8%

Medicare	32.4%		35.4%
Medicaid	45.9%		42.9%
Private and Other	14.7%		15%
Managed Care / Insurance	5.7%		5.5%
Veterans	1.3%		1.2%

Revenues Per Patient Day:
Medicare (Part A)	$463.10		$522.11
Medicare Blended Rate (Part A & B)	$506.02		$558.27
Medicaid	$178.64		$173.69
Medicaid, net of provider taxes	$161.61		$158.62
Private and Other	$190.19		$196.17
Managed Care / Insurance	$381.54		$368.69
Veterans	$251.11		$245.52

Rehab contracts

Affiliated	178		179
Non-affiliated	338		343

Average Qtrly Revenue per Contract (in thousands)	$124		$120

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